PRESS RELEASE
                                                          For immediate release

         NVE Corporation Reports Second Quarter Fiscal 2006 Results
              Product sales increase 39%; pretax income up 40%

EDEN PRAIRIE, Minn.--October 19, 2005--NVE Corporation (Nasdaq: NVEC) today announced financial results for the quarter and six months ended September 30, 2005.

Product sales for the quarter increased 39% over the prior-year to $2.02 million from $1.45 million. Total revenue, consisting of product sales and contract research and development revenue, declined 1% to $3.05 million for the second quarter of fiscal 2006 compared to $3.10 million in the prior-year quarter. Income before taxes for the quarter was $592,505 or $0.13 per diluted share, compared to $423,298 or $0.09 per diluted share for the prior-year quarter. After the effect of a provision for income taxes of $228,537, net income for the second quarter of fiscal 2006 was $363,968 or $0.08 per diluted share.

Product sales in the first half of fiscal 2006 increased 35% to $3.81 million from $2.81 million for the first half of fiscal 2005. Total revenue was $6.08 million for the first half of fiscal 2006 compared to $5.98 million for the first half of fiscal 2005. Income before taxes for the first half of fiscal 2006 was $1.25 million or $0.27 per diluted share, compared to $906,969 or $0.18 per diluted share for the prior-year period. After the effect of a provision for income taxes of $471,005, net income for the first half of fiscal 2006 was $776,617 or $0.17 per diluted share.

"We are pleased to report another quarter of solid product sales and profits," said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D. "Gross margins increased to 47% from 37% due to a more profitable revenue mix and higher product margins. Pretax margin improved to 19%. Our cash plus investments increased to $9.39 million as we continue to build liquidity."

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that many experts believe represents the next generation of microelectronics. NVE licenses its MRAM intellectual property and sells spintronic products, including sensors and couplers, to revolutionize data sensing and transmission.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks in continued profitability, uncertainties relating to MRAM production by our licensees, risks in the enforcement of our patents, uncertainties related to the awarding of future government contracts, risks related to our dependence on certain suppliers, risks associated with our reliance on several large customers, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-KSB and other reports filed with the SEC.

                                      ###

                                NVE CORPORATION
                             STATEMENTS OF INCOME
            QUARTERS AND SIX MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                                  (Unaudited)

                                            Quarter Ended September 30
                                                2005           2004
                                            ------------   ------------
Revenue
  Product sales                             $ 2,021,672    $ 1,450,052
  Contract research and development           1,030,250      1,645,662
                                            ------------   ------------
Total revenue                                 3,051,922      3,095,714

Cost of sales                                 1,627,673      1,960,797
                                            ------------   ------------
Gross profit                                  1,424,249      1,134,917

Expenses
  Research and development                      517,939        306,593
  Selling, general, and administrative          394,980        481,648
                                            ------------   ------------
Total expenses                                  912,919        788,241
                                            ------------   ------------

Income from operations                          511,330        346,676

Interest income                                  77,119         58,497
Interest expense                                 (1,695)        (3,605)
Other income                                      5,751         21,730
                                            ------------   ------------
Income before taxes                             592,505    $   423,298

Provision for income taxes                      228,537            -
                                            ------------   ------------
Net income                                  $   363,968    $   423,298
                                            ============   ============

Net income per share - basic                $      0.08    $      0.09
                                            ============   ============
Net income per share - diluted              $      0.08    $      0.09
                                            ============   ============

Weighted average shares outstanding
  Basic                                       4,573,168      4,499,180
  Diluted                                     4,679,335      4,932,500

                                             Six Months Ended Sept. 30
                                                2005           2004
                                            ------------   ------------
Revenue
  Product sales                             $ 3,805,922    $ 2,813,192
  Contract research and development           2,271,548      3,171,749
                                            ------------   ------------
Total revenue                                 6,077,470      5,984,941

Cost of sales                                 3,308,791      3,586,678
                                            ------------   ------------
Gross profit                                  2,768,679      2,398,263

Expenses
  Research and development                      894,739        667,852
  Selling, general, and administrative          804,574        966,244
                                            ------------   ------------
Total expenses                                1,699,313      1,634,096
                                            ------------   ------------

Income from operations                        1,069,366        764,167

Interest income                                 145,438        113,366
Interest expense                                 (3,748)        (8,062)
Other income                                     36,566         37,498
                                            ------------   ------------
Income before taxes                           1,247,622        906,969

Provision for income taxes                      471,005            -
                                            ------------   ------------
Net income                                  $   776,617    $   906,969
                                            ============   ============

Net income per share - basic                $      0.17    $      0.20
                                            ============   ============
Net income per share - diluted              $      0.17    $      0.18
                                            ============   ============

Weighted average shares outstanding
  Basic                                       4,571,524      4,495,442
  Diluted                                     4,677,691      4,928,762

                                NVE CORPORATION
                                BALANCE SHEETS
                      SEPTEMBER 30, 2005 AND MARCH 31, 2005

                                                  (Unaudited)
                                                September 30,      March 31,
                                                     2005            2005
                                                --------------  ---------------
ASSETS
Current assets
   Cash and cash equivalents                    $   1,696,519    $   1,240,205
   Short-term investments                           1,000,145          252,775
   Accounts receivable, net of allowance for
     uncollectible accounts of $15,000              1,974,299        2,285,472
   Inventories                                      1,681,660        1,572,759
   Deferred tax assets                                810,038          756,074
   Prepaid expenses and other assets                  117,791          130,873
                                                --------------   --------------
Total current assets                                7,280,452        6,238,158
Fixed assets
   Machinery and equipment                          4,102,089        4,140,307
   Leasehold improvements                             413,482          413,482
                                                --------------   --------------
                                                    4,515,571        4,553,789
   Less accumulated depreciation                    3,066,060        2,826,227
                                                --------------   --------------
Net fixed assets                                    1,449,511        1,727,562
Long-term investments                               6,695,794        6,224,284
                                                --------------   --------------
Total assets                                    $  15,425,757   $  14,190,004
                                                ==============   ==============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                             $     386,481    $     319,427
   Accrued payroll and other                          505,063          465,930
   Deferred revenue                                   139,504          267,355
   Capital lease obligations                           67,719           67,430
                                                --------------   --------------
Total current liabilities                           1,098,767        1,120,142
Capital lease obligations, less current portion           -             33,281
                                                --------------   --------------
Total liabilities                                   1,098,767        1,153,423

Shareholders' equity:
   Common stock                                        45,765           45,698
   Additional paid-in capital                      14,550,876       14,064,625
   Accumulated other comprehensive loss              (104,754)        (132,228)
   Accumulated deficit                               (164,897)        (941,514)
                                                --------------   --------------
Total shareholders' equity                         14,326,990       13,036,581
                                                --------------   --------------
Total liabilities and shareholders' equity      $  15,425,757    $  14,190,004
                                                ==============   ==============